SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2006 (May 12, 2006)

AXIS CAPITAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31721	98-0395986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Pitts Bay Road
Pembroke, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 441-296-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 12, 2006, AXIS Specialty Limited, a Bermuda company (“AXIS Specialty Bermuda”) and a subsidiary of AXIS Capital Holdings Limited, a Bermuda company (the “Company”), entered into an amendment (the “Retirement Amendment”) to its Supplemental Executive Retirement Agreement (the “Retirement Agreement”) with Michael A. Butt, the Company’s Chairman of the Board. The Retirement Amendment (i) delays by one year the timing of retirement benefits to be paid to Mr. Butt and (ii) increases the amount of retirement benefits to be paid to Mr. Butt in certain years following his retirement.

On May 12, 2006, AXIS Specialty Bermuda also entered into an amendment (the “Service Amendment”) to its Amended and Restated Service Agreement (the “Service Agreement”) with Mr. Butt. The Service Amendment (i) extends the term of the Service Agreement by one year, (ii) increases the base fee payable to Mr. Butt to $850,000, (iii) increases the target bonus opportunity to no less than 125% of the base salary and (iv) increases the separation bonus of the year of death to be no less than the greater of (x) $850,000 and the highest annual bonus paid to Mr. Butt for any of the three years immediately preceding the year of death.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Retirement Amendment and the Service Amendment. A copy of each of the Retirement Amendment and the Service Amendment is attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1                           First Amendment to Supplemental Executive Retirement Agreement, effective as of May 12, 2006, between AXIS Specialty Limited and Michael A. Butt.

10.2                           Amendment 1 to Amended and Restated Service Agreement, effective as of May 12, 2006, between AXIS Specialty Limited and Michael A. Butt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2006	AXIS CAPITAL HOLDINGS LIMITED

	By:	/s/ Richard Gieryn
Richard Gieryn
General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	First Amendment to Supplemental Executive Retirement Agreement, effective as of May 12, 2006, between AXIS Specialty Limited and Michael A. Butt.

10.2	Amendment 1 to Amended and Restated Service Agreement, effective as of May 12, 2006, between AXIS Specialty Limited and Michael A. Butt.